STATE OF WYOMING * SECRETARY OF STATE
BUSINESS DIVISION

122 W 25th St, Suite 101, Cheyenne, WY 82002-0020
Phone: 307-777-7311 · Website: https://sos.wyo.gov · Email: business@wyo.gov

January 8, 2026

PEAKCART GROUP CORP
2612 GREENLEAF DR
WEST COVINA, CA 91792

Re: Peakcart Group Corp., Rejection Filing No: 2026-0171346

Unfortunately, it is necessary to return the attached document(s) to you. The filing was rejected for the following reason(s):

- The article number (4 or IV) does not correspond with your articles of organization. Please select the corresponding article or if needed add a new article using the next number in sequence.

If we can be of assistance, please contact the Business Division at (307) 777-7311.

By: Kim McColl

Enclosure(s)

Reference:	Common Amendment
Check / MO Number:	PAD 1451
Amount:	$

Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Sep 26 2018 4:19PM
Original ID: 2018-000822159

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
Playbox (US) Inc.

II. The name and physical address of the registered agent of the corporation is:
Registered Agents Inc.
30 N Gould St Ste R
Sheridan, WY 82801

III. The mailing address of the corporation is:
30 N Gould St
Suite 2346
Sheridan, WY 82801

IV. The principal office address of the corporation is:
30 N Gould St
Suite 2346
Sheridan, WY 82801

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	5,000,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Michael Hough
30 N Gould St, Suite 2346 Sheridan Wyoming 82801

Signature: *Michael Hough* Date: **09/26/2018**

Print Name: **Michael Hough**

Title: **CEO**

Email: **otcplaybox@gmail.com**

Daytime Phone #: **(616) 666-2754**

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

PeakCart Group Corp

2. Article number(s) 4 is amended as follows:
***See checklist below for article number information.**

(1) Reverse/Forward Split of Common Stock
1-for-558,633 reverse stock split of the Company's
Common Stockreducing outstanding shares from 238,502,936 to 427, with no
fractional shares issued and any fractions rounded up to the nearest whole share and
immediately following the reverse split, the Board approves a 200-
for-1 forward stock split, resulting in each post-reverse shareholder holding 200 shares and
a total of 85,400
(2) Cancellation of Preferred Series B Outstanding Shares
(3) Termination of Preferred Series B, C, D, F
(4) Certificate of Designation New Preferred Series B, C

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

See Exhibit

4. The amendment was adopted on 12/17/2025
(Date – mm/dd/yyyy)

Received JAN - 8 2026 Secretary of State Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Fengying Guo

(May be executed by Chairman of Board, President or another of its officers.)

Date: 12/17/2025 *(mm/dd/yyyy)*

Print Name: Fengying Guo

Title: President

Contact Person: Lisu Shi

Daytime Phone Number: 9492782285

Email: info@biocubeglobal.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [x] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] **Processing time is up to 15 business days** following the date of receipt in our office.
- [x] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [x] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [x] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

Minutes of the Special Meeting of the Board of Directors

PeakCart Group Corp, f/k/a Hydro Power Technologies, Inc.

The Special Meeting of the Board of Directors of **PeakCart Group Corp, f/k/a Hydro Power Technologies, Inc.** was called to order on December 17, 2025, at 10:00 AM PST by Fengying Guo, CEO/President and Director. Present (In Person or Remotely):

- **Fengying Guo (CEO/President/Director)**
- **Ruiyan Wu (CFO/Director)**
- **Lisu Shi (Secretary)**
- **Dan Du (Independent Director)**
- **Qingchun Yi (Independent Director)**

A quorum was present, consisting of all five (5) directors, satisfying W.S. 17-16-824 (requiring a majority quorum unless a greater number is specified in the articles or bylaws).

Proper notice was confirmed as having been given on December 12, 2025, in compliance with W.S. 17-16-822 (requiring at least two days' notice for special meetings).

Alternatively, waivers of notice were executed by all directors. The agenda was presented and unanimously approved.

WHEREAS, the Board has previously adopted Certificates of Designation establishing Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred Stock (collectively, the "Terminated Series"), which were filed as amendments to the Articles with the Wyoming Secretary of State;

WHEREAS, no shares of any of the Terminated Series are currently issued or outstanding;

WHEREAS, pursuant to Wyoming Statutes § 17-16-1004, since no shares of the Terminated Series are outstanding, the Board may adopt an amendment to the Articles to eliminate the designations for the Terminated Series without approval by a separate voting group for such series;

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to terminate and eliminate the Terminated Series, declaring the current Certificates of Designation for the Terminated Series null and void;

NOW, THEREFORE, BE IT RESOLVED, that the Certificates of Designation for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series F Preferred

Stock are hereby terminated and declared null and void, and the designations, preferences, rights, and limitations set forth therein are hereby eliminated from the Articles;

RESOLVED FURTHER, that the Articles are hereby amended to delete all provisions relating to the Terminated Series;

RESOLVED FURTHER, that the officers of the Company, or any one of them, are hereby authorized and directed to prepare, execute, and file with the Wyoming Secretary of State Articles of Amendment to the Articles of Incorporation, in substantially the form attached hereto as Exhibit A, reflecting the elimination of the Terminated Series, together with any other documents necessary or appropriate to effectuate such amendment;

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed to take any and all further actions, execute any and all additional documents, and make any and all filings as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions

.This Unanimous Written Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic signatures shall be deemed originals for all purposes.

No other business was brought before the meeting. The meeting was adjourned at 11:00 AM PST.

CEO/President and Director Attest:

Fengying Guo

Fengying Guo

Approved and Certified as True and Correct:

Lisu Shi

Lisu Shi
Secretary

Minutes of the Special Meeting of the Board of Directors

PeakCart Group Corp, f/k/a Hydro Power Technologies, Inc.

The Special Meeting of the Board of Directors of **PeakCart Group Corp, f/k/a Hydro Power Technologies, Inc.** was called to order on December 16, 2025, at 10:00 AM PST by Fengying Guo, CEO/President and Director. Present (In Person or Remotely):

- **Fengying Guo (CEO/President/Director)**
- **Ruiyan Wu (CFO/Director)**
- **Lisu Shi (Secretary)**
- **Dan Du (Independent Director)**
- **Qingchun Yi (Independent Director)**

A quorum was present, consisting of all five (5) directors, satisfying W.S. 17-16-824 (requiring a majority quorum unless a greater number is specified in the articles or bylaws).

Proper notice was confirmed as having been given on December 12, 2025, in compliance with W.S. 17-16-822 (requiring at least two days' notice for special meetings).

Alternatively, waivers of notice were executed by all directors. The agenda was presented and unanimously approved. The Board discussed the proposed reverse and forward stock splits in detail, including their purpose to reorganize the capital structure, reduce dilution, and align with the Company's new business operations. The splits were noted to require amendments to the articles of incorporation under W.S. 17-16-1001 (authorizing amendments to add, change, or delete provisions) and W.S. 17-16-1003 (requiring board adoption followed by shareholder approval where shares are issued).

The FINRA filing under Rule 6490 was reviewed for compliance, including necessary disclosures. The Board confirmed BioCube Inc.'s majority voting control and authorized solicitation of its written consent, noting that such consent would satisfy shareholder approval requirements under W.S. 17-16-704(b) and (c) (permitting action without a meeting via consents from holders of the minimum votes needed, with a 60-day window for obtaining sufficient consents).

Upon motion duly made and seconded, the following resolutions were unanimously adopted pursuant to W.S. 17-16-824 (majority vote of directors present constituting board action if quorum is met):

RESOLVED, that the Board approves a 1-for-558,633 reverse stock split of the Company's Common Stock, effective upon filing Articles of Amendment with the Wyoming Secretary of

State and FINRA approval, reducing outstanding shares from 238,502,936 to 427, with no fractional shares issued and any fractions rounded up to the nearest whole share, pursuant to W.S. 17-16-1003 (requiring board and shareholder approval for such amendments).

FURTHER RESOLVED, that immediately following the reverse split, the Board approves a 200-for-1 forward stock split, resulting in each post-reverse shareholder holding 200 shares and a total of 85,400 outstanding shares, pursuant to W.S. 17-16-1005(iv) (authorizing board-only amendments to change shares into a greater number for a single class) and W.S. 17-16-1003 (for combined actions requiring approval).

FURTHER RESOLVED, that the officers of the Company are authorized and directed to prepare and file Articles of Amendment with the Wyoming Secretary of State pursuant to W.S. 17-16-1006 (specifying contents and filing requirements for amendments), even though no change to authorized shares is proposed, as the splits constitute changes to issued shares under W.S. 17-16-1001.

FURTHER RESOLVED, that the officers are authorized to prepare and submit the corporate action filing to FINRA under Rule 6490, including all required supporting documentation such as the narrative description, shareholder list, corporate history, officer/director memorandum, and details on convertible securities.

FURTHER RESOLVED, that written consent be solicited from BioCube Inc., as the majority shareholder, pursuant to W.S. 17-16-704 (authorizing shareholder action without a meeting via written consents), and that such consent shall serve as the requisite shareholder approval for the stock splits and related amendments under W.S. 17-16-1003 and 17-16-1004 (requiring separate voting by affected classes or groups if applicable).

FURTHER RESOLVED, that the officers are authorized to take all actions necessary or advisable to implement these resolutions, including executing and delivering documents on behalf of the Company.

No other business was brought before the meeting. The meeting was adjourned at 11:00 AM PST.

Approved and Certified as True and Correct:
Fengying Guo Fengying Guo
CEO/President and Director Attest:
Lisu Shi LiSu Shi
Secretary

New York State Acknowledgment Certificate

State of New York

County of Queens

On the 18 day of December, 20 25, before me, the undersigned, personally appeared Fengying Guo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) executed the instrument.

Kim Scott

Notary Public Signature

My Commission Expires: 10/22/2029

Notarized online using audio-video communication

Kim Scott
Online Notary Public
State of New York
Queens County
Commission #: 01SC0043024
Commission Expires: 10/22/2029

New York State Acknowledgment Certificate

State of New York

County of Queens

On the 18 day of December, 20 25, before me, the undersigned, personally appeared Lisu Shi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) executed the instrument.

Kim Scott

Notary Public Signature

My Commission Expires: 10/22/2029

Notarized online using audio-video communication

Kim Scott
Online Notary Public
State of New York
Queens County
Commission #: 01SC0043024
Commission Expires: 10/22/2029

Market Awareness	1,000,000
Fordee CA Trust	1,000,000
Javan King	50,000
Financial Providence	50,000
Fordee Management	50,000
Harbor Point Capital	50,000
Bobbie Oben	20,000
Jefferson Mesidor	50,000
New Media Commerce	5,000
Papilloud Corporation	5,000
Robert Johnson	50,000
Albert Berti	50,000
Merlin Larson	50,000
Lorne Gale	50,000
Daniel McCormick	50,000

WHEREAS, certain of the aforementioned holders (Merlin Larson, Albert Berti, Lorne Gale, and Daniel McCormick) returned their shares to treasury, and the remaining shares were declared null and void in 2011, but due to administrative oversight, such nullification was not fully reflected on the Company's transfer agent ledgers;

WHEREAS, documentary evidence confirms that the holders of the Series B Shares were advised of the nullification actions in 2011;

WHEREAS, none of the holders of the Series B Shares have made any claim regarding such shares since the 2011 nullification, and any potential claims are now barred by Wyoming's statute of limitations under Wyo. Stat. Ann. § 1-3-105(a)(i), which provides a ten (10) year limitation period for actions upon a specialty or any contract, agreement, or promise in writing.

WHEREAS, since at least December 31, 2018, the Company has reported to OTC Markets and all its regulatory filings there are no outstanding shares of the Preferred Series B;

WHEREAS, the holders of the Series B Shares are unavailable, and there is no means to recover any physical certificates, if issued;

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to correct the historical record by cancelling all outstanding Series B Shares, retiring them to treasury, and directing the Company's transfer agent to update the stock ledger accordingly, as part of the Company's broader corporate reorganization; and WHEREAS, this action aligns with the Company's authority under Wyo. Stat. Ann. §§ 17-16-601, 17-16-602, and 17-16-1001 to manage its capital structure and amend its governing documents as necessary;

NOW, THEREFORE, BE IT RESOLVED, that all outstanding Series B Preferred Shares, totaling approximately 12,480,000 shares as listed above, are hereby declared invalid, null, and void ab initio due to the lack of consideration paid therefor, and are cancelled effective immediately;

RESOLVED FURTHER, that such cancelled Series B Shares shall be retired to the Company's treasury and shall not be reissued;

RESOLVED FURTHER, that the Company's transfer agent, Pacific Stock Transfer Company, is hereby authorized and directed to update the Company's stock ledger to reflect the cancellation of the Series B Shares, to place a stop transfer order on any related certificates, and to take all other necessary actions to effectuate this cancellation without requiring the surrender of any physical certificates;

RESOLVED FURTHER, that the officers of the Company, including but not limited to the President, Secretary, and any other authorized officer, are hereby authorized and directed to execute and deliver any documents, certificates, or instruments, and to take any further actions as may be necessary or advisable to carry out the intent of these resolutions, including but not limited to filings with the Financial Industry Regulatory Authority (FINRA) under Rule 6490, amendments to the Company's Articles of Incorporation or Certificates of Designation, and notifications to any relevant regulatory authorities;

RESOLVED FURTHER, that these resolutions may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

RESOLVED FURTHER, that all actions heretofore taken by the officers or directors of the Company in connection with the matters contemplated by these resolutions are hereby ratified, confirmed, and approved in all respects.

IN WITNESS WHEREOF, the undersigned have executed this unanimous written consent as of the date first above written.

Approved and Certified as True and Correct:
Fengying Guo   Fengying Guo

CEO/President and Director Attest:
Lisu Shi   LiSu Shi
Secretary

New York State Acknowledgment Certificate

State of New York

County of Queens

On the 18 day of December, 20 25, before me, the undersigned, personally appeared Fengying Guo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) executed the instrument.

Kim Scott

Notary Public Signature

My Commission Expires: 10/22/2029

Notarized online using audio-video communication

Kim Scott
Online Notary Public
State of New York
Queens County
Commission #: 01SC0043024
Commission Expires: 10/22/2029

New York State Acknowledgment Certificate

State of New York

County of Queens

On the 18 day of December, 20 25, before me, the undersigned, personally appeared Lisu Shi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) executed the instrument.

Kim Scott

Notary Public Signature

My Commission Expires: 10/22/2029

Notarized online using audio-video communication

Kim Scott
Online Notary Public
State of New York
Queens County
Commission #: 01SC0043024
Commission Expires: 10/22/2029

Action by Written Consent of Majority Shareholder

PeakCart Group Corp, f/k/a Hydro Power Technologies, Inc.

Effective Date: December 16, 2025

The undersigned, BioCube Inc., being the holder of 100% of the outstanding Preferred Series A (110 shares) and Preferred Series A-1 (1,000 shares), which collectively represent approximately 95% of the voting power of the Company (with super-voting rights entitling the holder to votes equivalent to four times the total outstanding shares of other classes), hereby consents to and approves the following actions without a meeting, pursuant to W.S. 17-16-704(b) and (c) (permitting action without a meeting if authorized by the articles and consents signed by holders of the minimum number of votes necessary to authorize the action at a meeting, with effectiveness upon delivery of sufficient consents within 60 days):

The 1-for-558,633 reverse stock split of Common Stock, followed by a 200-for-1 forward stock split, as described in the Board resolutions above.

1. The filing of the corporate action with FINRA under Rule 6490, including the name change to PeakCart Group Corp., symbol change to PCGC, and updated CUSIP.
2. All related amendments to the articles of incorporation pursuant to W.S. 17-16-1003.

This consent shall have the same force and effect as a vote at a duly called shareholder meeting and shall be filed with the corporate records pursuant to W.S. 17-16-704(a) and (d).

BioCube Inc.

By: ______________________

Xiaoqian Mao, President
Date: December 16, 2025

New York State Acknowledgment Certificate

State of New York

County of Queens

On the 19 day of December, 20 25, before me, the undersigned, personally appeared xiaoqian mao, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) executed the instrument.

Kim Scott

Notary Public Signature

My Commission Expires: 10/22/2029

Notarized online using audio-video communication

Kim Scott
Online Notary Public
State of New York
Queens County
Commission #: 01SC0043024
Commission Expires: 10/22/2029

PCGC

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES C PREFERRED STOCK OF PEAKCART GROUP CORP,' F/K/A HYDRO POWER TECHNOLOGIES, INC.

Dated: December 22, 2025

Section 1. Designation and Amount

Thirty Million (30,000,000) shares of Series C Preferred Stock, par value $0.0001 per share, are authorized (the "Series C Preferred Stock" or "Series C Preferred Shares").

Section 2. Interest Payments

The holders of Series C Preferred Stock shall be entitled to receive cumulative interest payments at the rate of seven percent (7%) per annum on the Preference Value (as defined below), accruing from the date of issuance and payable annually in arrears on the anniversary of the issuance date, in cash or, at the sole discretion of the Board of Directors, in additional shares of Series C Preferred Stock valued at the Preference Value. Such interest payments shall be cumulative, whether or not declared, and shall compound annually if unpaid. Interest payments shall accrue for a term of five (5) years from the date of issuance, providing an effective investment return to holders through priority payments and mandatory conversion as set forth herein. No interest payments shall accrue after the fifth anniversary of the issuance date, at which time mandatory conversion shall occur as provided in Section 4. The holders of Series C Preferred Stock shall also be entitled to participate in any additional dividends declared by the Board of Directors on the Common Stock on an as-converted basis, but only after payment of the preferential interest payments hereunder.

Section 3. Liquidation Rights

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $5,000.00 per share (the "Preference Value"), plus all accrued but unpaid interest payments (including compounded amounts), for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company's Common Stock.

Section 4. Conversion Rights and Anti-Dilution

Each share of Series C Preferred Stock shall be convertible, at any time prior to the mandatory conversion date, at the option of the respective holder, into a number of shares of the Company's common stock determined by multiplying each share of Series C Preferred Stock by three (3) (the "Conversion Rate"). For example, if a holder has 100 shares of Series C Preferred Stock, the holder would be entitled to receive 300 shares of the Company's common stock upon conversion. Such optional conversion shall be deemed effective on the business day (the "Conversion Date") following the receipt by the Company of written notice from the holder of the Series C Preferred Stock of the holder's intention to convert the shares, together with the holder's stock certificate or certificates evidencing the Series C Preferred Stock to be converted. Promptly after the Conversion Date, the Company shall issue and deliver to such holder a certificate or certificates (or book-entry confirmation) for the number of full shares of common stock issuable to the holder pursuant to the conversion. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered or an exemption from registration is available, in the opinion of counsel to the Company. The common stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Company on the date the common stock certificate(s) are so issued. All shares of common stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion. The Company covenants that, within 10 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock where such conversion would require more shares of common stock than are authorized, the Company will increase the authorized number of shares of common stock sufficient to satisfy such conversion. Shares of Series C Preferred Stock are anti-dilutive to reverse stock splits, and therefore, in the case of a reverse stock split, are convertible into the number of shares of common stock after the reverse split as would have been equal to the Conversion Rate prior to the reverse split. The Conversion Rate for shares of Series C Preferred Stock, however, shall increase proportionately in the case of forward stock splits and may not be diluted by a reverse stock split following a forward stock split. On the fifth anniversary of the issuance

date of any shares of Series C Preferred Stock (the "Mandatory Conversion Date"), all outstanding shares of Series C Preferred Stock shall automatically convert into shares of the Company's common stock at the then-effective Conversion Rate, without any action required by the holder. Upon mandatory conversion, the Company shall promptly issue and deliver certificates or book-entry confirmations for the applicable shares of common stock, and any accrued but unpaid interest payments as of the Mandatory Conversion Date shall be paid in cash or, at the Board's discretion, in additional shares of common stock valued at the fair market value on the Mandatory Conversion Date. This mandatory conversion ensures an effective exit and return on investment for holders, combining accrued interest payments with equity participation in the Common Stock.

Section 5. Voting Rights

Each share of Series C Preferred Stock shall entitle the holder to one (1) vote for any election or other matter placed before the shareholders of the Company.

Section 6. Price and Issuance

The initial price of each share of Series C Preferred Stock shall be $5,000.00. The price of each share of Series C Preferred Stock issued may not be changed until such time as a listed secondary and/or listed public market develops for the shares. Shares of Series C Preferred Stock may be issued either (i) to persons in exchange for the cancellation and retirement of debt held by such persons, (ii) in exchange for shares of other Preferred Stock of the Company held prior to the adoption of this amendment to the Certificate of Designation, or (iii) to holders of shares of Common Stock at a conversion rate of three to one (3:1), at the sole election of the holder(s) of such shares or debt, and without approval needed from the Board of Directors, but at the exchange rate as set by the Board and approved by a majority vote of the shareholders, which rate shall not differ among such holder(s). The request by the holders of other securities of the Company to exchange for issuance of Series C shares as set forth in (i), (ii), and (iii) above shall only be available for 60 days from the date of this amendment to the Certificate of Designation and approval of the Board and shareholders of the Company.

Section 7. Lock-Up Restrictions on Conversion

Shares of Series C Preferred Stock may be converted to common stock at any time and will require an attorney opinion letter to remove any restrictive legend if issued as restricted securities.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B PREFERRED STOCK OF PEAKCART GROUP CORP,' F/K/A HYDRO POWER TECHNOLOGIES, INC.

Dated: December 22, 2025

Section 1. Designation and Amount

Thirty Million (30,000,000) shares of Series B Preferred Stock, par value $0.0001 per share, are authorized (the "Series B Preferred Stock" or "Series B Preferred Shares"). Shares of Series B Preferred Stock may only be issued upon a majority vote of the shareholders of the Company.

Section 2. Dividends

The holders of Series B Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board of Directors, in its sole discretion.

Section 3. Liquidation Rights

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Company's Series F Preferred Stock and Common Stock in that order. Section

4. Conversion Rights and Anti-Dilution

Each share of Series B Preferred Stock shall be convertible, at any time, at the option of the respective holder, into a number of shares of the Company's common stock determined by multiplying each share of Series B Preferred Stock by three thousand (3,000) (the "Conversion Rate"). For example, if a holder has 100 shares of Series B Preferred Stock, the holder would be entitled to receive 300,000 shares of the Company's common stock upon conversion. Such conversion shall be deemed effective on the business day (the "Conversion Date") following the receipt by the Company of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares, together with the

holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted. Promptly after the Conversion Date, the Company shall issue and deliver to such holder a certificate or certificates (or book-entry confirmation) for the number of full shares of common stock issuable to the holder pursuant to the conversion. The stock certificate(s) evidencing the common stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered or an exemption from registration is available, in the opinion of counsel to the Company. The common stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of common stock are so registered shall be treated as a holder of shares of common stock of the Company on the date the common stock certificate(s) are so issued. All shares of common stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of common stock issuable upon such conversion. The Company covenants that, within 10 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock where such conversion would require more shares of common stock than are authorized, the Company will increase the authorized number of shares of common stock sufficient to satisfy such conversion. Shares of Series B Preferred Stock are anti-dilutive to reverse stock splits, and therefore, in the case of a reverse stock split, are convertible into the number of shares of common stock after the reverse split as would have been equal to the Conversion Rate prior to the reverse split. The Conversion Rate for shares of Series B Preferred Stock, however, shall increase proportionately in the case of forward stock splits and may not be diluted by a reverse stock split following a forward stock split.

Section 5. Voting Rights

Each share of Series B Preferred Stock shall entitle the holder to one thousand (1,000) votes for any election or other matter placed before the shareholders of the Company.

Section 6. Price and Issuance

The initial price of each share of Series B Preferred Stock shall be $1.00. The price of each share of Series B Preferred Stock issued may not be changed until such time as a listed secondary and/or listed public market develops for the shares. Shares of Series B Preferred

Stock may only be issued upon a majority vote of the shareholders. Shares of Series B Preferred Stock may be issued either (i) to persons in exchange for the cancellation and retirement of debt held by such persons, (ii) in exchange for shares of other Preferred Stock of the Company held prior to the adoption of this amendment to the Certificate of Designation, or (iii) to holders of shares of Common Stock at a conversion rate of three thousand to one (3,000:1), at the sole election of the holder(s) of such shares or debt, and without approval needed from the Board of Directors, but at the exchange rate as set by the Board and approved by a majority vote of the shareholders, which rate shall not differ among such holder(s). The request by the holders of other securities of the Company to exchange for issuance of Series B shares as set forth in (i), (ii), and (iii) above shall only be available for 60 days from the date of this amendment to the Certificate of Designation and approval of the Board and shareholders of the Company.

Section 7. Lock-Up Restrictions on Conversion

Shares of Series B Preferred Stock may be converted to common stock at any time and will require an attorney opinion letter to remove any restrictive legend if issued as restricted securities.